Exhibit 99.1

bioAffinity Technologies Announces 1-for-30 Reverse Stock Split Effective at the Open of Trading on September 19, 2025

SAN ANTONIO, TX – September 17, 2025 – bioAffinity Technologies, Inc. (NASDAQ: BIAF, BIAFW), a biotechnology company focused on the need for noninvasive tests for the detection of early-stage cancer, today announced that it will effect a 1-for-30 reverse split of its common stock. Commencing with the opening of trading on the Nasdaq Capital Market on September 19, 2025, the Company’s common stock will trade on a post-split basis under the symbol BIAF. The reverse stock split was approved by the Company’s stockholders at the Company’s annual meeting held on July 25, 2025.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will now be 09076W307. As a result of the reverse stock split, every 30 shares of issued and outstanding common stock will be exchanged for one share of common stock. Any stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. Immediately after the reverse stock split becomes effective, the Company will have approximately 1,338,029 shares of common stock issued and outstanding.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement.

As a result of the reverse stock split, proportionate adjustments will be made to the per-share exercise prices of, and the number of shares underlying, the Company’s outstanding stock options, as well as to the number of shares available for future awards granted under the Company’s stock incentive plans. In addition, proportionate adjustments will be made to the per-share exercise prices of, and the number of shares underlying, outstanding warrants to purchase shares of the Company’s common stock. The CUSIP number for the Company’s publicly traded warrants will not change as a result of the reverse stock split.

The combination of, and reduction in, the issued shares of common stock as a result of the reverse stock split will occur automatically at the effective time of the reverse stock split without any additional action on the part of the Company’s stockholders. The Company’s transfer agent, VStock Transfer LLC, is acting as the exchange agent for the reverse stock split and will send stockholders of record holding their shares electronically in book-entry form a transaction notice indicating the number of shares of common stock held after the reverse stock split, along with a cash payment in lieu of any fractional shares, in accordance with the processes at their respective, bank, broker or nominee.

Additional information concerning the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 2, 2025.

About bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW)

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the potential impacts of the reverse stock split on the market price of the Company’s common stock, the potential decreased liquidity in the Company’s common stock following the reverse stock split, and the potential dilutive effects of future financings following the reverse stock split. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the potential impacts of the reverse stock split on the market price of the Company’s common stock, the potential decreased liquidity in the Company’s common stock following the reverse stock split, the potential dilutive effects of future financings following the reverse stock split, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

-2-